UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 Commission file number	62-0474417 (I.R.S. Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On September 27, 2007, the Board of Directors of the Tennessee Valley Authority (the “Company”) approved the recommendation of the Audit and Ethics Committee of the Company’s Board of Directors, made in consultation with the Office of the Inspector General for the Company, to appoint Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2008.  The decision to select Ernst & Young was the result of a competitive process conducted by the Company in the ordinary course of business.

During the fiscal years ended September 30, 2006 and 2005, and through September 27, 2007, Ernst & Young was not engaged as the principal accountant of the Company to audit its financial statements nor did the Company consult with Ernst & Young regarding (1) the application of accounting principles to any completed or proposed transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements for such periods, or (3) any other accounting, auditing, or financial reporting matter described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Approving Ernst & Young as the independent registered public accounting firm for the Company will result in the September 27, 2007 dismissal of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm for the Company, effective upon completion by PricewaterhouseCoopers of its procedures described in the next paragraph.

PricewaterhouseCoopers remains the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2007, subject to completion of its procedures regarding the financial statements of the Company as of and for the fiscal year ending September 30, 2007, and the Annual Report on Form 10-K in which such financial statements will be included.

PricewaterhouseCoopers’s reports on the financial statements of the Company as of and for the fiscal years ended September 30, 2006 and 2005, did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle.  During the fiscal years ended September 30, 2006 and 2005, and through September 27, 2007, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference thereto in its reports on the financial statements of the Company for such years.  During the fiscal years ended September 30, 2006 and 2005, and through September 27, 2007, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K except for (1) a material weakness in internal controls related to the Company’s end use billing arrangements with wholesale power customers and (2) a material weakness related to controls over the completeness, accuracy, and authorization of the Company’s property, plant, and equipment transactions and balances; the calculation of the allowance for funds used during construction; and the review of construction work in progress accounts for proper closure to completed plant assets.

These two material weaknesses are discussed in detail in Part II, Item 9A, Controls and Procedures, of the amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2006, filed with the Securities and Exchange Commission (“SEC”) on July 6, 2007, and in Part I, Item 4, Controls and Procedures, of the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, filed with the SEC on August 14, 2007.  The Company has authorized PricewaterhouseCoopers to respond fully to the inquiries of Ernst & Young concerning the subject matter of each of the two material weaknesses described above.

The Company has provided a copy of the disclosures made in this Form 8-K related to PricewaterhouseCoopers to PricewaterhouseCoopers and has requested PricewaterhouseCoopers to provide it with a letter addressed to the SEC stating whether or not PricewaterhouseCoopers agrees with these disclosures.  A copy of PricewaterhouseCoopers’s letter, dated October 2, 2007, is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
16.1	Letter from PricewaterhouseCoopers to the SEC dated October 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Tennessee Valley Authority
   (Registrant)

Date: October 2, 2007                                                    /s/  Randy Trusley
Randy Trusley
Vice President and Controller

EXHIBIT INDEX

This exhibit is filed pursuant to Item 4.01 hereof.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
16.1	Letter from PricewaterhouseCoopers to the SEC dated October 2, 2007